Exhibit 32

      CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND ACTING CHIEF FINANCIAL

OFFICER RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

      I, David H. McCormick, Chief Executive Officer of FreeMarkets, Inc., hereby certify to my knowledge, and I, Sean M. Rollman, Acting Chief Financial Officer, of FreeMarkets, Inc., hereby certify to my knowledge, that:

(a) The Company’s periodic report on Form 10-Q/A for the quarterly period ended March 31, 2004 (the “Form 10-Q”), fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934, as amended; and

(b) The information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

*  *  *

Chief Executive Officer

By:	/s/ DAVID H. MCCORMICK

DAVID H. MCCORMICK

Date: May 13, 2004

Acting Chief Financial Officer

By:	/s/ SEAN M. ROLLMAN

SEAN M. ROLLMAN

Date: May 13, 2004